As filed with the Securities and Exchange Commission on November 9, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Lemonade, Inc.
(Exact name of registrant as specified in its charter)

Delaware	32-0469673
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
5 Crosby Street, 3rd Floor
New York, NY 10013
(844) 733-8666
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Daniel Schreiber
Co-Chief Executive Officer
5 Crosby Street, 3rd Floor
New York, NY 10013
(844) 733-8666
(Address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Marc D. Jaffe, Esq.
John J. Slater, Esq.
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
(212) 906-1200
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
Lemonade, Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Purchase Contracts
Units
Common Stock by the Selling Securityholders
11,983,384 shares of our Common Stock
Offered by the Selling Securityholder
We may offer and sell the securities identified above, and the selling securityholders may offer and sell shares of our common stock, $0.00001 par value per share (“Common Stock”) (including up to 11,983,384 shares of Common Stock by the Selling Securityholder identified in the “Selling Securityholders” section of this prospectus), in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our Common Stock by any of the selling securityholders. We have paid or will pay the fees and expenses incident to the registration of the shares of our Common Stock for sale by the selling securityholders. The selling securityholders will bear all discounts, concessions, commissions and stock transfer taxes, if any, attributable to their sales of shares.
Each time we or any of the selling securityholders offer and sell securities, we or such selling securityholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling securityholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We or our selling securityholders may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling securityholders may offer and sell shares of our Common Stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Common Stock is listed on the New York Stock Exchange under the symbol “LMND.” On November 8, 2023, the last reported sale price of our Common Stock on the New York Stock Exchange was $16.00 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 9, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings and the selling securityholders named herein or to be named in a supplement to this prospectus may from time to time sell shares of Common Stock (including up to 11,983,384 shares of Common Stock by the Selling Securityholder) from time to time in one or more offerings as described in this prospectus. Each time that we or the selling securityholders offer and sell securities, we or the selling securityholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
Neither we, nor the selling securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Lemonade,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Lemonade, Inc. and its consolidated subsidiaries, including Lemonade Insurance Company and Lemonade Insurance Agency, LLC unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement contain forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement, including without limitation statements regarding our future results of operations and financial position, our ability to attract, retain and expand our customer base, our ability to operate under and maintain our business model, our ability to maintain and enhance our brand and reputation, our ability to effectively manage the growth of our business, the effects of seasonal trends on our results of operations, our ability to attain greater value from each customer, our ability to compete effectively in our industry, the future performance of the markets in which we operate, our ability to maintain reinsurance contracts, the impact of the evolving conflict in Israel and surrounding region and the plans and objectives of management for future operations and capital expenditures are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential”, or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and any accompanying prospectus supplement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including:
•We have a history of losses and we may not achieve or maintain profitability in the future.
•Our success and ability to grow our business depend on retaining and expanding our customer base. If we fail to add new customers or retain current customers, our business, revenue, operating results and financial condition could be harmed.
•The “Lemonade” brand may not become as widely known as incumbents’ brands or the brand may become tarnished.
•Denial of claims or our failure to accurately and timely pay claims could materially and adversely affect our business, financial condition, results of operations, and prospects.
•Our future revenue growth and prospects depend on attaining greater value from each user.
•The novelty of our business model makes its efficacy unpredictable and susceptible to unintended consequences.
•We could be forced to modify or eliminate our Giveback, which could undermine our business model and have a material adverse effect on our results of operations and financial condition.
•Our limited operating history makes it difficult to evaluate our current business performance, implementation of our business model, and our future prospects.
•We may not be able to manage our growth effectively.
•Intense competition in the segments of the insurance industry in which we operate could negatively affect our ability to attain or increase profitability.

•Reinsurance may be unavailable at current levels and prices, which may limit our ability to write new business. Furthermore, reinsurance subjects us to counterparty risk and may not be adequate to protect us against losses, which could have a material effect on our results of operations and financial condition.
•Failure to maintain our risk-based capital at the required levels could adversely affect the ability of our insurance subsidiaries to maintain regulatory authority to conduct our business.
•If we are unable to expand our product offerings, our prospects for future growth may be adversely affected.
•Our proprietary artificial intelligence algorithms may not operate properly or as we expect them to, which could cause us to write policies we should not write, price those policies inappropriately or overpay claims that are made by our customers. Moreover, our proprietary artificial intelligence algorithms may lead to unintentional bias and discrimination.
•Regulators may limit our ability to develop or implement our proprietary artificial intelligence algorithms and/or may eliminate or restrict the confidentiality of our proprietary technology, which could have a material adverse effect on our financial condition and results of operations.
•New legislation or legal requirements may affect how we communicate with our customers, which could have a material adverse effect on our business model, financial condition, and results of operations.
•We rely on artificial intelligence, telematics, mobile technology and our digital platforms to collect data that we evaluate in pricing and underwriting our insurance policies, managing claims and customer support, and improving business processes, and any legal or regulatory requirements that prohibit or restrict our ability to collect or use this data could thus materially and adversely affect our business, financial condition, results of operations and prospects.
•We depend on search engines, social media platforms, digital app stores, content-based online advertising and other online sources to attract consumers to our website and our online app, which may be affected by third-party interference beyond our control and as we grow our customer acquisition costs will continue to rise.
•We may require additional capital to grow our business, which may not be available on terms acceptable to us or at all.
•Security incidents or real or perceived errors, failures or bugs in our systems, website or app could impair our operations, result in loss of personal customer information, damage our reputation and brand, and harm our business and operating results.
•We are periodically subject to examinations by our primary state insurance regulators, which could result in adverse examination findings and necessitate remedial actions. In addition, insurance regulators of other states in which we are licensed to operate may also conduct examinations or other targeted investigations, which may also result in adverse examination findings and necessitate remedial actions.
•We may be unable to prevent or address the misappropriation of our data.
•We collect, process, store, share, disclose and use customer information and other data, and our actual or perceived failure to protect such information and data, respect customers’ privacy or comply with data privacy and security laws and regulations could damage our reputation and brand and harm our business and operating results.
•If we are unable to underwrite risks accurately and charge competitive yet profitable rates to our customers, our business, results of operations and financial condition will be adversely affected.
•Our product development cycles are complex and subject to regulatory approval, and we may incur significant expenses before we generate revenues, if any, from new products.

•Our expansion within the United States and any future international expansion strategy will subject us to additional costs and risks and our plans may not be successful.
•Combining the businesses of Lemonade and Metromile may be more difficult, costly or time-consuming than expected and the combined company may fail to realize the anticipated benefits of the mergers, which may adversely affect the combined company’s business results and negatively affect the value of the company’s common stock.
•The combined company may be exposed to increased litigation, which could have an adverse effect on our business and operations.
•The insurance business, including the market for renters, homeowners, pet and automobile insurance, is historically cyclical in nature, and we may experience periods with excess underwriting capacity and unfavorable premium rates, which could adversely affect our business.
•We are subject to extensive insurance industry regulations.
•State insurance regulators impose additional reporting requirements regarding enterprise risk on insurance holding company systems, with which we must comply as an insurance holding company.
•Severe weather events and other catastrophes, including the effects of climate change and global pandemics, are inherently unpredictable and may have a material adverse effect on our financial results and financial condition.
•Climate risks, including risks associated with disruptions caused by the transition to a low-carbon economy, could adversely affect our business, results of operations and financial condition.
•Increasing scrutiny, actions, and changing expectations from investors, clients, regulators and our employees with respect to environmental, social and governance matters may impose additional costs on us, impact our access to capital, or expose us to new or additional risks.
•We expect our results of operations to fluctuate on a quarterly and annual basis. In addition, our operating results and operating metrics are subject to seasonality and volatility, which could result in fluctuations in our quarterly revenues and operating results or in perceptions of our business prospects.
•We rely on data from our customers and third parties for pricing and underwriting our insurance policies, handling claims and maximizing automation, the unavailability or inaccuracy of which could limit the functionality of our products and disrupt our business.
•Our results of operations and financial condition may be adversely affected due to limitations in the analytical models used to assess and predict our exposure to catastrophe losses.
•Our actual incurred losses may be greater than our loss and loss adjustment expense reserves, which could have a material adverse effect on our financial condition and results of operations.
•Our insurance subsidiaries are subject to minimum capital and surplus requirements, and our failure to meet these requirements could subject us to regulatory action.
•We are subject to assessments and other surcharges from state guaranty funds, and mandatory state insurance facilities, which may reduce our profitability.
•As a public benefit corporation, our focus on a specific public benefit purpose and producing a positive effect for society may negatively impact our financial performance.
•Our directors have a fiduciary duty to consider not only our stockholders’ interests, but also our specific public benefit and the interests of other stakeholders affected by our actions. If a conflict between such interests arises, there is no guarantee such a conflict would be resolved in favor of our stockholders.

•SoftBank has sole voting and dispositive voting control over approximately 17.1% of our common stock as of September 30, 2023. This concentration of voting control could limit the ability of our stockholders to influence the outcome of important transactions, including a change in control.
•We conduct certain of our operations in Israel and therefore our results may be adversely affected by political, economic and military instability in Israel and the region, including the evolving conflict in Israel and the surrounding region.
•The impact of the Customer Investment Agreement with General Catalyst is unpredictable and the arrangement may not function as expected, and its failure to do so could materially and adversely impact our financial condition and results of operations.
•The factors described under the sections “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.
Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement. There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
These forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except as required under the federal securities laws and rules and regulations of the SEC, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.
You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is www.lemonade.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 3, 2023.
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023.
•Our Quarterly Reports on Form 10-Q for the quarters ended March, 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 5, 2023, August 4, 2023 and November 3, 2023, respectively.
•Our Current Reports on Form 8-K filed with the SEC on October 11, 2022, March 2, 2023, June 9, 2023, June 27, 2023, and June 29, 2023.
•The description of our Common Stock contained in the our Exhibit 4.3 on Form 10-K filed with the SEC on March 3, 2023, and any amendment or report filed with the SEC for the purpose of updating the description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Lemonade, Inc.
5 Crosby Street, 3rd Floor
New York, NY 10013
(844) 733-8666
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Lemonade is rebuilding insurance from the ground up on a digital substrate and an innovative business model. By leveraging technology, data, artificial intelligence, contemporary design, and social impact, we believe we are making insurance more delightful, more affordable, and more precise. To that end, we have built a vertically-integrated company with wholly-owned insurance carriers in the United States, Europe, including the United Kingdom, and the full technology stack to power them.
A brief chat with our bot, AI Maya, is all it takes to get covered with renters, homeowners, pet, car or life insurance, and we expect to offer a similar experience for other insurance products over time. Claims are filed by chatting with another bot, AI Jim, who pays claims in as little as three seconds. This breezy experience belies the extraordinary technology that enables it: a state-of-the-art platform that spans marketing to underwriting, customer care to claims processing, finance to regulation. Our architecture melds artificial intelligence with the human kind, and learns from the prodigious data it generates to become ever better at delighting customers and evaluating risk.
In addition to digitizing insurance end-to-end, we also reimagined the underlying business model to minimize volatility while maximizing trust and social impact. To lessen the volatility inherent in an industry directly impacted by the weather, we utilize several forms of reinsurance, with the goal of dampening the impact on our gross margin. The result is that excess claims are generally offloaded to reinsurers, while excess premiums can be donated to nonprofits selected by our customers as part of our annual “Giveback.” These two ballasts, reinsurance and Giveback, reduce volatility, while creating an aligned, trustful, and values-rich relationship with our customers.
Corporate Information
Lemonade, Inc. was incorporated as a Delaware corporation on June 17, 2015. Our corporate headquarters is located at 5 Crosby Street, 3rd Floor, New York, New York 10013. Our telephone number is (844) 733-8666. Our principal website address is www.lemonade.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of Common Stock being offered by any of the selling securityholders.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements combine the separate historical financial information of Lemonade, Inc. (“Lemonade”) and Metromile, Inc. (“Metromile”) after giving effect to the Mergers (as described in Note 1 below), and the pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Combined Financial Statements” below. The unaudited pro forma condensed combined financial statements give effect to the Mergers, as if they had been completed as of January 1, 2022 for the purposes of the unaudited pro forma condensed combined statements of operations and comprehensive loss.
The preparation of the unaudited pro forma condensed combined financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:
•the accompanying notes to the unaudited pro forma condensed combined financial statements;
•Lemonade’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2022, included in Lemonade’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 3, 2023;
•Lemonade’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2022, included in Lemonade’s Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2022 filed with the SEC on November 9, 2022; and
•Metromile’s separate historical unaudited condensed statement of operation for the six months ended June 30, 2022, adjusted to include the results of operations for the month ended July 31, 2022, included herein.
In connection with the plan to integrate the operations of Lemonade and Metromile following the completion of the Mergers, Lemonade anticipates that nonrecurring charges will be incurred. Lemonade is not able to determine the timing, nature, and amount of these charges as of the date of this prospectus. However, these charges will affect the results of operations of Lemonade and Metromile, as well as those of the combined company following the completion of the mergers, in the period in which they are incurred.
The pro forma financial information reflects adjustments that management believes are necessary to present fairly, the combined pro forma results of operations following the closing of the transaction as of and for the periods indicated. The adjustments are based on currently available information and assumptions that management believes are, under the circumstances and given the information available at this time, reasonable. These adjustments are based on preliminary estimates and will be finalized within the measurement period that will not extend beyond 12 months from the close of the transaction. Differences between these preliminary estimates and the final acquisition accounting may arise, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined consolidated financial information and the combined entity’s future results of operations and financial position.
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Mergers. It has been prepared for informational purposes only and is subject to a number of uncertainties and assumptions. The pro forma financial information has been prepared by Lemonade in accordance with Regulation S-X Article 11, Pro Forma Financial information (“Article 11”). Additionally, the unaudited pro forma condensed combined financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future.

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
For the Nine Months Ended September 30, 2022
(in millions, except per share data)

			Transaction Accounting Adjustments			Pro Forma Combined
	Lemonade Historical	Metromile Historical	Reclassification Adjustments - Note 4	Pro Forma Adjustments - Note 7
Revenue
Net earned premium	$109.2	$46.1	$—	$—		$155.3
Ceding commission income	46.4	—	0.2	—		46.6
Net investment income	4.7	0.3	—	—		5.0
Commission and other income	8.0	—	2.9	—		10.9
Other revenue	—	3.1	(3.1)	—		—
Total revenue	168.3	49.5	—	—		217.8
Expense
Loss and loss adjustment expense, net	105.8	51.9	—	0.8	(A)	158.5
Other insurance expense	30.9	12.1	3.8	(0.6)	(B)	47.9
			—	1.7	(B)
Sales and marketing	111.1	—	9.6	—		120.7
Sales, marketing and other acquisition costs	—	10.4	(10.4)	—		—
Technology development	56.1	10.7	—	—		66.8
Amortization of capitalized software	—	7.9	(7.9)	—		—
Other operating expenses	—	33.5	(33.5)	—		—
General and administrative	91.1	—	38.4	7.9	(C)	137.4
Impairment of digital assets	—	0.2	—	—		0.2
Decrease in fair value of stock warrant liability	—	(0.6)	—	—		(0.6)
Total expenses	395.0	126.1	—	9.8		530.9
Loss before income taxes	(226.7)	(76.6)	—	(9.8)		(313.1)
Income tax expense	7.4	—	—	—	(D)	7.4
Net loss	$(234.1)	$(76.6)	$—	$(9.8)		$(320.5)
Other comprehensive income, net of tax
Unrealized loss on investments	(23.8)	(0.4)	—	—		(24.2)
Foreign currency translation adjustment	(8.1)	—	—	—		(8.1)
Comprehensive loss	$(266.0)	$(77.0)	$—	$(9.8)		$(352.8)
Per share data:
Net loss per share attributable to common stockholders - basic and diluted	$(3.69)				(E)	$(5.05)
Weighted average common shares outstanding - basic and diluted	63,482,945				(E)	63,482,945
See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
For the Year Ended December 31, 2022
(in millions, except per share data)

			Transaction Accounting Adjustments
	Lemonade Historical	Metromile Historical	Reclassification Adjustments - Note 4	Pro Forma Adjustments - Note 7		Pro Forma Combined
Revenue
Net earned premium	$172.4	$46.1	$—	$—		$218.5
Ceding commission income	64.1	—	0.2	—		64.3
Net investment income	8.4	0.3	—	—		8.7
Commission and other income	11.8	—	2.9	—		14.7
Other revenue	—	3.1	(3.1)	—		—
Total revenue	256.7	49.5	—	—		306.2
Expense
Loss and loss adjustment expense, net	167.3	51.9	—	(1.0)	(A)	218.2
Other insurance expense	44.0	12.1	3.8	(0.6)	(B)	61.0
			—	1.7	(B)
Sales and marketing	138.3	—	9.6	—		147.9
Sales and marketing and other acquisition costs	—	10.4	(10.4)	—		—
Technology development	79.6	10.7	—	—		90.3
Amortization of capitalized software	—	7.9	(7.9)	—		—
Other operating expenses	—	33.5	(33.5)	—		—
General and administrative	122.3	—	38.4	1.4	(C)	162.1
Impairment on digital assets	—	0.2	—	—		0.2
Decrease in fair value of stock warrant liability	—	(0.6)	—	—		(0.6)
Total expense	551.5	126.1	—	1.5		679.1
Loss before income taxes	(294.8)	(76.6)	—	(1.5)		(372.9)
Income tax expense	3.0	—	—	—	(D)	3.0
Net loss	$(297.8)	$(76.6)	$—	$(1.5)		$(375.9)
Other comprehensive income, net of tax
Unrealized loss on investments	(18.4)	(0.4)	—	—		(18.8)
Foreign currency translation adjustment	(5.8)	—	—	—		(5.8)
Comprehensive loss	$(322.0)	$(77.0)	$—	$(1.5)		$(400.5)
Per share data:
Net loss per share attributable to common stockholders - basic and diluted	$(4.59)				(E)	$(5.79)
Weighted average common shares outstanding - basic and diluted	64,921,524				(E)	64,921,524
See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
1.Description of Transaction
On July 28, 2022 (the “Acquisition Date”), Lemonade, Inc., a Delaware corporation (the “Company,”) completed the acquisition of Metromile, Inc. (“Metromile”), a Delaware corporation (“Metromile”) pursuant to the Agreement and Plan of Merger, dated as of November 8, 2021 (the “Merger Agreement”), by and among the Company, Citrus Merger Sub A, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Acquisition Sub I”), Citrus Merger Sub B, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Acquisition Sub II”) and Metromile. Pursuant to the Merger Agreement, Acquisition Sub I merged with and into Metromile, with Metromile surviving as a wholly-owned subsidiary of the Company (the “First Merger”) and following the First Merger, Metromile merged with and into Acquisition Sub II, with Acquisition Sub II surviving as “Metromile, LLC” (the “Second Merger,” and together with the First Merger, the “Mergers”). Pursuant to the Merger Agreement, on the closing date, the former shareholders of Metromile exchanged all of the issued and outstanding shares for a total of 6,901,934 shares of Lemonade common stock. On July 28, 2022, Metromile delisted the Metromile common stock and warrants from Nasdaq.
2.Basis of Presentation
The above unaudited pro forma condensed combined statements of operations and comprehensive loss for the nine months ended September 30, 2022, and for the year ended December 31, 2022 are derived from the historical financial statements of Lemonade and Metromile after giving effect to the Mergers. The unaudited pro forma condensed combined statements operations and comprehensive loss for the nine months ended September 30, 2022 and the year ended December 31, 2022 give pro forma effect to these transactions as if they had been completed on January 1, 2022. Certain amounts may not foot due to rounding to millions.
The transaction is accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with Lemonade considered the acquirer for accounting purposes. In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the merger consideration is based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more evident and, thus more reliably measurable.
Under ASC 805, all of the Metromile assets acquired and liabilities assumed in this business combination are recognized at their acquisition-date fair value, while transaction costs and integration costs associated with the business combination are expensed as incurred. The excess of purchase price over the estimated fair value of the net assets acquired is recorded as goodwill. Subsequent to the completion of the Mergers, Lemonade and Metromile implemented an integration plan which may affect how the assets acquired, including intangible assets, will be utilized by the combined company.
The purchase price consideration and estimated fair values of assets acquired and liabilities assumed from Metromile will be updated and finalized within the measurement period that will not extend beyond 12 months from the close of the transaction. Estimated fair value adjustments could change significantly from those allocations used in the unaudited pro forma condensed combined financial statements as presented below.
The estimated identifiable finite lived intangible assets include internally developed technology and value of business acquired (“VOBA”). The weighted average useful life of the internally developed technology intangible is estimated to be 3 years. VOBA is expected to be fully amortized in less than a year. Identifiable intangible assets also include insurance licenses which are estimated to have an indefinite life, and are therefore not amortized, but will be subject to periodic impairment testing and are subject to the same risks and uncertainties noted for the identifiable finite lived assets.

Management has recorded reclassifications of Metromile’s financial information to conform to Lemonade’s financial statement presentation. In addition, Lemonade management reviewed Metromile’s accounting policies and determined that no significant differences in accounting policies require adjustment to conform to Lemonade’s accounting policies. Management however, may identify further differences that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.
3.Metromile Acquisition
As discussed and described above, Lemonade obtained unilateral control over Metromile on July 28, 2022. For the purposes of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022, the Metromile historical unaudited condensed statement of operation for the six months ended June 30, 2022, was adjusted to include the results of operations for the month ended July 31, 2022.
“Metromile As Adjusted” for unaudited pro forma condensed combined statements of operations for the year ended December 31, 2022 was determined as follows:

			Metromile As Adjusted
	For the six-months ended June 30, 2022	For the month ended July 31, 2022	For the seven-months ended July 31, 2022
Revenue
Premium earned, net	$39.4	$6.7	$46.1
Investment income	0.2	0.1	0.3
Other revenue	2.6	0.5	3.1
Total revenue	42.2	7.3	49.5
Costs and expenses
Losses and loss adjustment expenses	44.1	7.8	51.9
Policy servicing expense and other	10.4	1.7	12.1
Sales, marketing, and other acquisition costs	10.1	0.3	10.4
Research and development	9.6	1.1	10.7
Amortization of capitalized software	6.7	1.2	7.9
Other operating expenses	26.4	7.1	33.5
Total costs and expenses	107.3	19.2	126.5
Loss from operations	(65.1)	(11.9)	(77.0)
Other expense
Impairment on digital assets	0.4	(0.2)	0.2
Decrease in fair value of stock warrant liability	—	(0.6)	(0.6)
Total other expense	0.4	(0.8)	(0.4)
Loss before taxes	(65.5)	(11.1)	(76.6)
Income tax expense	—	—	—
Net loss	$(65.5)	$(11.1)	$(76.6)

Net loss	(65.5)	(11.1)	(76.6)
Unrealized (loss) gain on marketable securities	(0.5)	0.1	(0.4)
Total comprehensive loss	$(66.0)	$(11.0)	$(77.0)

4.Reclassification Adjustments
The Pro Forma Financial Statements have been adjusted to reflect reclassifications of Metromile’s historical financial statements to conform to Lemonade’s financial statement presentation, which is summarized below:
Pro Forma Statement of Operations and Comprehensive Loss for the nine months ended September 30, 2022:
•Reclassification of $3.1 million from Other revenue to Ceding commission income and Commission and other income;
•Reclassification of $10.4 million from Sales, marketing and other acquisition costs to Sales and marketing and Other insurance expense;
•Reclassification of $33.5 million from Other operating expenses to General and administrative and Other insurance expense; and
•Reclassification of $7.9 million from Amortization of capitalized software to General and administrative.
Pro Forma Statement of Operations and Comprehensive Loss for the year ended December 31, 2022:
•Reclassification of $3.1 million of Other revenue to Ceding commission income and Commission and other income;
•Reclassification of $10.4 million from Sales, marketing and other acquisition costs to Sales and marketing and Other insurance expense;
•Reclassification of $33.5 million from Other operating expenses to General and administrative and Other insurance expense; and
•Reclassification of $7.9 million from Amortization of capitalized software to General and administrative.
5.Merger Consideration
Merger Consideration
The fair value of merger consideration, or the purchase price, in the unaudited pro forma financial information is approximately $137.7 million. This amount was derived based on the 131,140,667 issued and outstanding common stock of Metromile on July 28, 2022, and applying the exchange ratio of 0.05263 and closing price of Lemonade common stock of $19.84 per share as of closing date.
Replacement Equity Awards
The fair value of assumed Metromile equity awards which includes stock options and restricted stock units which are attributable to pre-combination service amounted to $0.8 million at the completion of the Merger, and is considered part of the purchase price.
Additional Shares
Additional Shares are considered to be contingent consideration which requires recognition of this consideration at fair value under ASC 805. Management has determined that the Additional Shares are equity-classified instruments. Given that the contingencies are not probable of being met within the contingency period, the fair value was assessed to be zero for these Additional Shares.

For purposes of the pro forma financial information, the following table presents the components of the merger consideration (in millions, except for number of shares and per share amount).

Lemonade common stock issued to existing Metromile common stockholders	6,901,934
Lemonade common stock closing price at July 28, 2022	$19.84
Merger consideration exchange of Metromile common stock to Lemonade common stock	$136.9
Fair value of Metromile assumed equity awards	0.8
Total Merger Consideration	$137.7
6.Preliminary Fair Value Estimate of Assets Acquired and Liabilities Assumed
The table below represents an initial allocation of the merger consideration to Metromile’s tangible and intangible assets acquired and liabilities assumed based on Lemonade’s preliminary estimate of their respective fair values and the working capital balances that existed as of the Acquisition Date. The pro forma financial information do not give effect to normal course changes in our cash and other working capital balances through the closing date. Due to the pro forma financial statements being prepared based on preliminary estimates of fair value of the net assets acquired as of closing date, the final purchase allocation and the effect on our financial position and results of operations may differ significantly from the pro forma amounts included herein.

Preliminary Purchase Price Allocation
Assets acquired
Fixed maturities, available for sale, at fair value	$1.8
Short-term investments	64.2
Cash, cash equivalents and restricted cash	98.8
Premiums receivable	17.4
Reinsurance recoverable	14.5
Property and equipment	4.6
VOBA	1.7
Intangible assets, technology	28.0
Intangible assets, insurance licenses	7.5
Other Assets	14.7
Total assets acquired	$253.2
Liabilities assumed
Unpaid loss and loss adjustment expenses	$84.4
Unearned premium	15.1
Ceded premium payable	0.8
Trade payables	12.0
Other liabilities and accrued expenses	22.2
Total liabilities assumed	$134.5
Total identifiable net assets acquired	$118.7

Total Purchase Consideration	$137.7
Goodwill	$19.0

The preliminary purchase price allocation has been used to prepare the pro forma adjustments in the pro forma condensed combined financial information. Final purchase price allocation is subject to change as more detailed analyses are completed and additional information about the fair value of assets acquired and liabilities assumed from Metromile becomes available, and finalized within the measurement period that will not extend beyond 12 months from the close of the transaction. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments which may include changes in valuation of assets acquired and liabilities assumed, including but not limited to intangible assets, fixed assets, and the residual goodwill.
7.Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
Explanations of the adjustments to the unaudited pro forma condensed combined statement of operations and comprehensive loss are as follows:
(A)    Represents the amortization on the adjustment of the reserves to fair value.
(B)    Represents the removal of historical DAC amortization, offset by the amortization related to the newly established VOBA asset.
(C)    Represents the amortization of newly established intangible assets. Subsequent to the Mergers, the expected amortization expense relating to the preliminary fair value of the acquired intangible assets (excluding VOBA) is reflected in the table below. The pro forma amortization adjustment is $7.0 million and $9.3 million for the nine months ended September 30, 2022 and the year ended December 31, 2022, respectively. The pro forma amortization adjustments include the removal of historical amortization expense of $7.9 million and $7.9 million for the nine months ended September 30, 2022 and the year ended December 31, 2022, respectively.

	Estimated fair value ($ in millions)	Estimated average useful life (in years)	Estimated Annual Amortization Expense ($ in millions)
Technology Assets	$28.0	3	$9.3
Insurance Licenses	8.0	Indefinite	—
Total	$36.0		$9.3
(D)    After the acquisition, Lemonade will file a consolidated tax return that will include Metromile. Lemonade is expected to continue maintaining a full valuation allowance against net deferred tax assets. Metromile is also expected to have net deferred tax assets offset by a full valuation at acquisition date. As such, there were no pro forma adjustments related to taxes as tax effects of pro forma adjustments are fully offset by the valuation allowance.
(E)    The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of Lemonade’s shares outstanding as if the transaction occurred on January 1, 2022. The calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share assumes that the shares issuable in connection with the transaction have been outstanding for the entirety of the period presented. Since Lemonade is in a net loss position in both the historical and pro forma results of operations, any dilutive shares that were identified in calculating the historical EPS would stay as anti-dilutive for the pro forma calculations. The following table sets forth the calculation of basic and diluted loss per share (in millions, except for number of shares and per share amounts):

	Nine Months Ended September 30, 2022	Year Ended December 31, 2022
Numerator:
Net loss attributable to common shareholders - Lemonade	$(234.1)	(297.8)
Net loss attributable to common shareholders - Metromile	$(76.6)	(76.6)
Pro forma transaction adjustments	$(9.8)	(1.5)
Pro forma net loss attributable to common shareholders	$(320.5)	(375.9)
Denominator:
Pro forma weighted average common shares - basic and diluted	63,482,945	64,921,524
Pro forma loss per share - basic and diluted	$(5.05)	$(5.79)

DESCRIPTION OF CAPITAL STOCK
The description of our Common Stock is incorporated by reference to Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 3, 2023.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Lemonade,” “we,” “our” or “us” refer to Lemonade, Inc. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•we are the surviving entity or the successor person (if other than Lemonade) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Lemonade and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Lemonade;
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)
No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

SELLING SECURITYHOLDERS
The Selling Securityholder listed in the table below may, from time to time, offer and sell up to 11,983,384 shares of our Common Stock offered by this prospectus and any accompanying prospectus supplement. Additional information about selling securityholders other than the Selling Securityholder named herein, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
As described in the section of this prospectus titled “Description of Capital Stock,” we have entered into an Amended and Restated Investors’ Rights Agreement, dated October 14, 2022, among us and the Selling Securityholder identified below, pursuant to which we have granted certain registration rights with respect to certain shares of Common Stock held by such Selling Securityholder. We are registering certain of the securities offered by this prospectus on behalf of the Selling Securityholder.
The following table sets forth information as of November 1, 2023, regarding the beneficial ownership of shares of our Common Stock held by the Selling Securityholder and the number of shares of our Common Stock that may from time to time be offered or sold by the Selling Securityholder pursuant to this prospectus. We have prepared the following table based on information given to us by, or on behalf of, the Selling Securityholder on or before the date hereof with respect to the beneficial ownership of the shares of our Common Stock held by the Selling Securityholder. We have not independently verified this information.
Information concerning the Selling Securityholder may change from time to time and any changed information will be set forth in supplements to this prospectus or in a post-effective amendment, if and when necessary. The Selling Securityholder may offer all, some or none of their shares of Common Stock. We cannot advise you as to whether the Selling Securityholder will in fact sell any or all of such shares of Common Stock. In addition, the Selling Securityholder listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Common Stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. We have based our calculation of the percentage of beneficial ownership of the Selling Securityholder, both before and after the offering, on 69,923,569 shares of our Common Stock issued and outstanding as of November 1, 2023. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the Selling Securityholder and that the Selling Securityholder do not acquire any additional shares. Information in the table below is based on information filed with the SEC or obtained from the persons named below. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Lemonade, Inc., 5 Crosby Street, 3rd Floor, New York, New York 10013.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Prior to this Offering		Maximum number of Common Stock shares that may be offered pursuant to this prospectus	After this Offering
	Number	%	Number	Number	%
SoftBank Group Capital Limited.(1)	11,983,384	17.1%	11,983,384	—	—%
__________________
(1)Consists of 11,983,384 shares of Common Stock held by SoftBank Group Capital Limited. The address for this entity is 69 Grosvenor Street, London, England, United Kingdom W1K 3JP.

PLAN OF DISTRIBUTION
We or any of the selling securityholders, which as used herein includes their permitted transferees, donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-safe related transfer) selling securities received after the date of this prospectus from the selling securityholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, may from time to time offer and sell, separately or together, shares of Common Stock covered by this prospectus. Registration of the shares of Common Stock covered by this prospectus does not mean, however, that those shares of Common Stock necessarily will be offered or sold.
The shares of Common Stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:
•on any national securities exchange on which our shares of Common Stock may be listed at the time of sale, including The New York Stock Exchange (including through “at the market” offerings);
•in the over-the-counter market;
•in privately negotiated transactions;
•through broker-dealers, who may act as agents or principals;
•through one or more underwriters on a firm commitment or best-efforts basis;
•in a block trade in which a broker-dealer may attempt to sell a block of shares of Common Stock as agent or may position and resell all or a portion of the block as principal to facilitate the transaction;
•through put or call option transactions relating to the shares of Common Stock;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, and/or the settlement of margin transactions;
•directly to one or more purchasers;
•through agents; or
•through a combination of any of these methods of sale or by any other legally available means.
In effecting sales, brokers or dealers engaged by us and/or the selling securityholders may arrange for other brokers or dealers to participate. Broker/dealer transactions may include:
•purchases of the shares of Common Stock by a broker-dealer as principal and resales of the shares of Common Stock by the broker-dealer for its account pursuant to this prospectus;
•ordinary brokerage transactions; or
•transactions in which the broker/dealer solicits purchasers on a best efforts basis.
At any time a particular offer of the shares of Common Stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of Common Stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such prospectus supplement. To the extent required, any such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of Common Stock covered by this prospectus.

To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the Common Stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.
If the selling securityholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, the selling securityholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The selling securityholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the selling securityholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement, to the extent such revised prospectus or prospectus supplement is required.
In connection with the sale of the shares of Common Stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of Common Stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriters, broker/dealers or agents participating in the distribution of the shares of Common Stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker/dealers or agents may be deemed to be underwriting commissions under the Securities Act.
We and the selling securityholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker/dealers or agents may be required to make.
Certain of the underwriters, broker/dealers or agents who may become involved in the sale of the shares of Common Stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.
Some of the shares of Common Stock covered by this prospectus may be sold by selling securityholders in private transactions or under Rule 144 under the Securities Act or another available exemption from the registration requirements of the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Lemonade, Inc. Additional legal matters may be passed upon for us, the selling securityholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Lemonade, Inc. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Metromile, Inc. as of December 31, 2021 and 2020 and for the years then ended, incorporated in this prospectus by reference from the Current Report on Form 8-K/A of Lemonade, Inc. dated October 11, 2022, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.         Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee for shares offered by the Selling Securityholder identified herein	$ 28,671.40
SEC registration fee	(1)
FINRA filing fee	(2)
Printing expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Blue Sky, qualification fees and expenses	(2)
Transfer agent fees and expenses	(2)
Trustee fees and expenses	(2)
Depositary fees and expenses	(2)
Warrant agent fees and expenses	(2)
Miscellaneous	(2)
Total	$ (2)
__________________
(1)Pursuant to Rules 456(b) and 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
(2)These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15.         Indemnification of Directors and Officers
Lemonade, Inc. is incorporated under the laws of the state of Delaware. Section 102 of the Delaware General Corporation Law, as amended (the “DGCL”), allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The registrant’s amended and restated certificate of incorporation contains a provision which eliminates directors’ personal liability as set forth above.
The registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide in effect that the registrant shall indemnify its directors and officers to the extent permitted by the Delaware law. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees, and agents in certain circumstances.
Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.
Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 145 further provides that to the extent that a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; that the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made by (1) a majority vote of the directors who are not parties to such action, suit or proceeding (or a committee of such directors designated by majority vote of such directors), even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.
The right to indemnification conferred by the registrant’s amended and restated certificate of incorporation and amended and restated bylaws also includes the right to be paid the expenses (including attorneys’ fees) incurred by a present or former director or officer in defending any civil, criminal, administrative, or investigative action, suit, or proceeding in advance of its final disposition, provided, however, that if Delaware law requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer shall be made only upon delivery to the registrant of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under the registrant’s amended and restated certificate of incorporation, amended and restated bylaws, or otherwise.
In addition, the registrant intends to enter into indemnification agreements with each of its directors and certain of its officers, a form of which will be filed as an exhibit to a pre-effective amendment to this Registration Statement. These agreements require the registrant to indemnify such persons to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the registrant, and to advance expenses incurred as a result of any action, suit, or proceeding against them as to which they could be indemnified.
The registrant has in effect insurance policies for general officers’ and directors’ liability insurance covering all of its officers and directors.

Item 16.         Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation of Lemonade, Inc. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K filed by Lemonade, Inc. on March 3, 2023).
3.2	Amended and Restated Bylaws of Lemonade, Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed by Lemonade, Inc. on March 3, 2023).
4.1	Specimen Common Stock Certificate of Lemonade, Inc. (incorporated by reference to Exhibit 4.1 to the Annual Report on Form 10-K filed by Lemonade, Inc. on March 3, 2023).
4.2*	Specimen Preferred Stock Certificate of Lemonade, Inc.
4.3	Form of Indenture.
4.4*	Form of Debt Security.
4.5*	Form of Warrant.
4.6*	Form of Warrant Agreement.
4.7*	Form of Purchase Contract Agreement.
4.8*	Form of Unit Agreement.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.
23.3	Consent of Moss Adams LLP.
24.1	Powers of Attorney (incorporated by reference to the signature page hereto).
25.1*	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture filed as Exhibit 4.3 above.
107	Filing Fee Table
__________________
*To be filed by amendment or incorporated by reference in connection with the offering of the securities.

Item 17.         Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(j)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 9, 2023.

Lemonade, Inc.

By:	/s/ Daniel Schreiber
Co-Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Daniel Schreiber and Tim Bixby, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Daniel Schreiber	Co-Chief Executive Officer (Co-Principal Executive Officer) and Chairman of the Board of Directors	November 9, 2023
Daniel Schreiber

/s/ Shai Wininger	Co-Chief Executive Officer (Co-Principal Executive Officer) and Director	November 9, 2023
Shai Wininger

/s/ Tim Bixby	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 9, 2023
Tim Bixby

/s/ Michael Eisenberg	Director	November 9, 2023
Michael Eisenberg

/s/ Silvija Martincevic	Director	November 9, 2023
Silvija Martincevic

/s/ Irina Novoselsky	Director	November 9, 2023
Irina Novoselsky

/s/ Mwashuma Nyatta	Director	November 9, 2023
Mwashuma Nyatta